Exhibit 10(xii)

Archer-Daniels-Midland Company
2002 Incentive Compensation Plan

Performance Share Unit Award Agreement

This Performance Share Unit Award Agreement (the “Agreement”), is made and entered into as of *[grant date] (the “Date of Grant”), by and between Archer-Daniels-Midland Company, a Delaware corporation (the “Company”), and «First_Name» «Last_Name», an employee of the Company (the “Grantee”).  This Agreement is pursuant to the terms of the Company’s 2002 Incentive Compensation Plan, as amended (the “Plan”).  The applicable terms of the Plan are incorporated herein by reference, including the definitions of capitalized terms contained in the Plan.

Section 1.                      Performance Share Unit Award.  The Company hereby grants to the Grantee, on the terms and conditions hereinafter set forth, an Award of «ResAmount» Performance Share Units (the “Units”), each such Unit representing the right to receive one share of the Company’s common stock.  The Units granted to the Grantee shall be credited to an account in the Grantee’s name.  This account shall be a record of book-keeping entries only and shall be utilized solely as a device for the measurement and determination of the number of Shares to be granted to or in respect of the Grantee pursuant to this Agreement.

Section 2.                      Rights of Grantee.

(a)           No Shareholder Rights.  The Units granted pursuant to this Award do not entitle Grantee to any rights of a shareholder of the Company’s common stock.   The Grantee’s rights with respect to the Units shall remain forfeitable at all times by the Grantee until satisfaction of the vesting conditions set forth in Section 3 hereof.

(b)           Restrictions on Transfer.  The Grantee shall not be entitled to transfer, sell, pledge, alienate, hypothecate or assign the Units or this Award, except that in the event of the Grantee’s death, the Grantee’s designated beneficiary or estate shall be entitled to receive the Shares represented by earned and vested Units.  Any attempt to otherwise transfer the Units or this Award shall be void.  All rights with respect to the Units and this Award shall be available only to the Grantee during his or her lifetime, and thereafter to the Grantee’s estate.

Section 3.                      Vesting of Units.  Subject to the provisions of Sections 6 and 7 hereof, the Units granted hereunder (and the Grantee’s right to receive Shares in settlement of the Units pursuant to this Award) shall vest to the extent provided below on the earliest to occur of the following (the “Vesting Date”):

(i)
June 30, 2012, but only to the extent the Units have been earned during the period from July 1, 2009 to June 30, 2012 (the “Performance Period”) as provided in Section 4 hereof.  Any outstanding Units granted hereunder that do not vest on that date shall be forfeited.

(ii)	Upon the occurrence of a Change in Control of the Company (as defined in Appendix A hereto), any outstanding Units granted hereunder shall vest in full.

(iii)	Upon the death of the Grantee, any outstanding Units granted hereunder shall vest in full.

Section 4.                       Earned Units. The number of Units that the Grantee will be deemed to have earned (“Earned Units”) as of the end of each fiscal year of the Company occurring during the Performance Period (the last day of each such fiscal year being a “Determination Date”) will be determined by the extent to which the Company has satisfied the applicable performance objective for the fiscal year or years ending on the applicable Determination Date as set forth in Appendix B to this Agreement, as evidenced by a Committee certification.  The portion of the Units subject to this Award that will be deemed Earned Units as of each Determination Date during the Performance Period will be determined according to the procedure specified in Appendix B.  Any Units that are not earned as of either of the first two Determination Dates during the Performance Period solely because of the failure to satisfy the applicable performance-based objective shall remain eligible to be earned as of the final Determination Date during the Performance Period.

Section 5.                      Settlement of Units.  After any Units vest in accordance with Section 3 hereof, the Company shall cause to be issued to the Grantee, or to the Grantee’s designated beneficiary or estate in the event of Grantee’s death, one share of its common stock in payment and settlement of each vested Unit.  Except for vesting as a result of Grantee’s death or a Change in Control of the Company, such issuance shall follow certification by the Committee of the degree to which the Company has satisfied the applicable performance objective as of the final Determination Date, and shall occur on or before the later of (i) the end of the calendar year in which the Vesting Date occurs, or (ii) the 15th day of the third calendar month after the Vesting Date, and the Grantee shall have no power to affect the timing of such issuance.  If vesting occurs as a result of Grantee’s death, such issuance shall occur within 90 days of the date of Grantee’s death, and if vesting occurs as a result of a Change in Control, such issuance shall occur as of the date of the Change in Control.  Such issuance shall be evidenced by a stock certificate or appropriate entry on the books of the Company or a duly authorized transfer agent of the Company, shall be subject to the tax withholding provisions of Section 8, and shall be in complete settlement and satisfaction of such vested Units.  If the ownership of or issuance of Shares to the Grantee as provided herein is not feasible due to applicable exchange controls, securities or tax laws or other provisions of applicable law, as determined by the Committee in its sole discretion, the Grantee or his legal representative shall receive cash proceeds in an amount equal to the Fair Market Value (as of the Vesting Date) of the Shares otherwise issuable to Grantee, net of any amount required to satisfy withholding tax obligations as provided in Section 8.

Section 6.                      Effect of Termination of Service.  If the Grantee’s service as an Employee ceases prior to the Vesting Date other than as a result of the Grantee’s Retirement or Disability, the Grantee shall forfeit the Units.  If such termination of service is a result of Grantee’s Retirement or Disability, then subject to the forfeiture conditions of Section 7, Grantee’s right to receive Shares pursuant to this Award shall continue to vest in accordance with Section 3.

Section 7.                      Forfeiture Conditions.  Notwithstanding the foregoing, in the event of termination of Grantee’s service as an Employee for “cause” (as defined below), the breach of any non-competition or confidentiality restrictions applicable to the Grantee, or the Grantee’s participation in an activity that is deemed by the Company to be detrimental to the Company (including, without limitation, criminal activity or accepting employment with a competitor of the Company), (i) the Grantee’s right to receive an award of Units or an issuance of Shares in settlement of Units shall immediately terminate, (ii) any unvested Units held by the Grantee (including any Earned Units) shall be forfeited, and (iii) if Shares have been issued (or the cash value thereof paid) after the Vesting Date, then either (A) the Shares so issued shall be forfeited and returned to the Company, or (B) the Grantee shall be required to pay to the Company in cash an amount equal to the Fair Market Value of such Shares as of the Vesting Date.

For purposes hereof, “cause” shall have the meaning specified in such Grantee’s employment agreement with the Company, or, in the case of a Grantee who is not employed pursuant to an employment agreement, “cause” shall mean any of the following acts by the Grantee:  (i) embezzlement or misappropriation of corporate funds, (ii) any acts resulting in a conviction for, or plea of guilty or nolo contendere to, a charge of commission of a felony, (iii) misconduct resulting in injury to the Company or any subsidiary, (iv) activities harmful to the reputation of the Company or any subsidiary, (v) a violation of Company or subsidiary operating guidelines or policies, (vi) willful refusal to perform, or substantial disregard of, the duties properly assigned to the Grantee, or (vi) a violation of any contractual, statutory or common law duty of loyalty to the Company or any subsidiary.

Section 8.                       Withholding of Taxes.  The Grantee shall pay to the Company any required withholding taxes upon any event in connection with this Award, such as the issuance of Shares in settlement of the Units, that the Company determines may result in any domestic or foreign tax withholding obligation, and the delivery of such Shares shall be conditioned upon the prior payment by the Grantee, or the establishment of arrangements satisfactory to the Company for the payment by the Grantee, of such withholding tax obligation.  The Company may permit the Grantee to satisfy all or any part of such withholding tax obligations (up to the Grantee’s minimum required tax withholding rate) by having the Company withhold Shares otherwise payable in settlement of Units having a Fair Market Value on the date the tax is to be determined equal to the amount of such withholding tax obligations.

Section 9.                      Securities Law Compliance.  No Shares shall be delivered upon the vesting and settlement of any Units unless and until the Company and/or the Grantee shall have complied with all applicable federal, state or foreign registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that Grantee may acquire such shares pursuant to an exemption from registration under the applicable securities laws.  Any determination in this connection by the Committee shall be final, binding, and conclusive.  The Company reserves the right to legend any Share certificate or book entry, conditioning sales of such Shares upon compliance with applicable federal and state securities laws and regulations.

Section 10.                      No Rights as Employee or Consultant.  Nothing in this Agreement or this Award shall confer upon the Grantee any right to continue as an Employee or consultant of the Company or any Subsidiary or Affiliate, or to interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the Grantee’s service at any time.

Section 11.                      Adjustments.  If at any time while this Award is outstanding, the number of outstanding Shares is changed by reason of a reorganization, recapitalization, stock split or any of the other events described in Section 4.2 of the Plan, the number of Units and the number and kind of securities that may be issued in respect of such Units shall be adjusted in accordance with the provisions of the Plan.

Section 12.                      Notices.  Any notice hereunder by the Grantee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Secretary of the Company at the Company’s office at 4666 Faries Parkway, Decatur, Illinois 62526, or at such other address as the Company may designate by notice to the Grantee.  Any notice hereunder by the Company shall be given to the Grantee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Grantee may have on file with the Company.

Section 13.                      Construction.  The construction of this Agreement is vested in the Committee, and the Committee’s construction shall be final and conclusive.

Section 14.                      Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois, without giving effect to the choice of law principles thereof.

Archer-Daniels-Midland Company

By: /s/ P. A. Woertz
P. A. Woertz
Chairman, President & Chief
Executive Officer

GRANTEE

BY:________________________________

APPENDIX A
To Performance Share Unit Award Agreement

Definition of Change in Control

For purposes of this Agreement, a "Change in Control" of the Company shall mean:

                                 (i)           the acquisition, during any twelve (12) consecutive month period that ends subsequent to the Date of Grant, by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of ownership (determined taking into account the ownership attribution rules of Section 318(a) of the Code) of stock of the Company possessing thirty percent (30%) or more of the combined voting power of the then outstanding stock of the Company; provided that, (A) any stock of the Company owned by the Person prior to the start of the applicable twelve (12) consecutive month period shall not be counted toward the thirty percent (30%) threshold specified above, and (B) an acquisition shall not be counted if (i) prior to the acquisition, the Person owns stock of the Company possessing more than fifty percent (50%) of the combined voting power of the then outstanding stock of the Company, or stock of the Company that constitutes more than fifty percent (50%) of the fair market value of the outstanding stock of the Company; (ii) the acquisition occurs after the Person has satisfied the thirty percent (30%) threshold specified above, (iii) the acquisition is made directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (iv) the acquisition is by the Company, or (v) the acquisition is by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary;

(ii)           the replacement, during any twelve (12) consecutive month period that ends subsequent to the Date of Grant, of a majority of the members of the Board of the Company with members whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election;

(iii)           the consummation of a merger, consolidation, reorganization or similar corporate transaction involving the Company which, subsequent to the Date of Grant, has been approved by the stockholders of the Company, other than a merger, consolidation, or reorganization where the stockholders of the Company immediately before the transaction continue to own stock of the Company (or other surviving entity) after the transaction possessing at least fifty percent (50%) of the combined voting power of the then outstanding stock of the Company (or other surviving entity) outstanding immediately after such merger, consolidation, or reorganization; or

                              (iv)           the sale, during any twelve (12) consecutive month period that ends subsequent to the Date of Grant, to any Person of assets of the Company with a gross fair market value equal to more than forty percent (40%) of the total gross fair market value of all assets of the Company immediately prior to the sale (or the first such sale);

provided in each case that the transaction or transactions constitutes a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as determined under Section 409A of the Code.

APPENDIX B
To Performance Share Unit Award Agreement

Earned Units and Performance-Based Objectives

Performance Period:                                           July 1, 2009 through June 30, 2012

The determination of the number of Units that will be earned as of each Determination Date (“Earned Units”) during the Performance Period specified above as provided in Section 4 of the Agreement will be determined as follows:

1.           Total Shareholder Return (as defined below) for the Company and for each of the four Indices (as defined below) for the period beginning on the first day of the Performance Period and ending on the applicable Determination Date (the “Relevant Period”) will initially be calculated.

2.           The Total Shareholder Return figures for the Relevant Period for the four equally weighted Indices will be averaged, resulting in an “Index Average TSR” for the Relevant Period.

3.           If the Company’s Total Shareholder Return (the “Company’s TSR”)for that Relevant Period exceeds the Index Average TSR for that Relevant Period, then a number of Units will become Earned Units as of the applicable Determination Date.Assuming the Total Shareholder Return condition has been satisfied for the Relevant Period ending on the applicable Determination Date, the number of Units that will become Earned Units as of such Determination Date will be calculated using the following formula:

(Cumulative Unit Percentage x Number of Units Awarded) – Number of Previously Earned Units

where:

•	“Cumulative Unit Percentage” is the percentage in the following table that corresponds to the Determination Date marking the end of the Relevant Period:

Determination Dates	Cumulative Unit Percentage
June 30, 2010	33 1/3%
June 30, 2011	66 2/3%
June 30, 2012	100%

•	“Number of Units Awarded” is the number in Section 1 of the Agreement; and

•	“Number of Previously Earned Units” is the number of Units subject to the Award that had already been determined to be Earned Units prior to the applicable Determination Date.

4.           For purposes of this Appendix B, the following terms shall have meanings indicated:

(a)
“Indices” means the S&P 500 Index, the S&P 500 Consumer Staples Index, the Russell 3000 FB&T Index and the Peer Company Index, and “Index” refers to any one of the Indices.  The S&P 500 Index and the S&P 500 Consumer Staples Index are U.S. market equity indices constructed and maintained by Standard & Poor’s Index Services.

(b)	The “Russell 3000 FB&T Index” means the Russell 3000 Food, Beverage and Tobacco Customized Index, which is a customized Index consisting of the following companies: [list companies]

(c)	The “Peer Company Index” means a customized Index consisting of the following companies: Corn Products International, Inc.; ConAgra Foods, Inc. and Bunge Limited.

(d)
“Total Shareholder Return” means the cumulative total return over a specified measurement period on a company’s common stock or of a specified Index, as measured by the change in the company’s stock price or the Index’s value from the beginning of the measurement period to the end of such period and taking into account the assumed reinvestment of all dividends paid during the measurement period, expressed as a percentage comparing such cumulative total return to the company’s stock price or the Index’s value at the beginning of the measurement period.  Total Shareholder Return shall be calculated consistent with the following principles:

(i)
A company’s per share stock price or an Index’s value as of the first day of the Performance Period shall be deemed to be the average closing price (on the principal U.S. exchange) or value as reported in the Wall Street Journal for the 20 trading days immediately prior to the first day of the Performance Period.

(ii)
A company’s per share stock price or an Index’s value as of a Determination Date shall be deemed to be the average closing price (on the principal U.S. exchange) or value as reported in the Wall Street Journal for the last 20 trading days of the applicable Relevant Period ending on the Determination Date.

(iii)	The values of the S&P 500 Index and the S&P 500 Consumer Staples Index will be determined in accordance with the total return calculation methodology utilized by Standard & Poor’s Index Services.

(iv)
Except as otherwise provided in this Item 4, Total Shareholder Return shall be calculated in accordance with the requirements of Item 201(e) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”) and any interpretations thereof issued by the staff of the SEC.